Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE FULL YEAR AND FOURTH QUARTER ENDED
DECEMBER 31, 2018

FULL YEAR
- Net revenues increased 10% at actual rates and 5% at constant rates to US$ 703.9 million -
- Operating income increased 27% at actual rates and 25% at constant rates to US$ 177.6 million -
- OIBDA increased 24% at actual rates and 21% at constant rates to US$ 222.7 million -

FOURTH QUARTER
- Net revenues increased 3% at actual rates and 7% at constant rates to US$ 228.3 million -
- Operating income increased 23% at actual rates and 28% at constant rates to US$ 80.8 million -
- OIBDA increased 19% at actual rates and 23% at constant rates to US$ 90.7 million -

HAMILTON, BERMUDA, February 6, 2019 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the full year and three months ended December 31, 2018.

Operational and financial highlights in 2018:

•	TV advertising revenues increased 7% at actual rates and 3% at constant rates.

•	Carriage fees and subscription revenues increased 19% at actual rates and 15% at constant rates.

•	OIBDA increased 24% at actual rates and 21% at constant rates.

•	OIBDA margins expanded approximately 400 basis points to 32%.

•	Cash generated from continuing operating activities increased 17% at actual rates to US$ $109 million.

•	Unlevered free cash flow in 2018 increased 29% at actual rates to US$ $156 million.

•	CME repaid approximately US$ 312 million of debt and related payables in 2018.

•	The net leverage ratio decreased to 3.5x, down from 5.4x at the start of the year.

•	The average cost of borrowing declined about 250 basis points to 3.5%.

On July 31, 2018, we completed the previously announced sale of our operations in Croatia. Accordingly, the Croatian operations are presented as discontinued operations for all periods in this release. The agreement to sell our operations in Slovenia was terminated on January 18, 2019. As a result, the Slovenian operations are not presented as held for sale, and the discussion in this release relates to our continuing operations in all five operating segments.

Michael Del Nin, co-Chief Executive Officer, commented: "For the fifth consecutive year we have achieved OIBDA growth of more than 20%, continuing a lengthy streak of margin expansion that has resulted in 20 consecutive quarters of growth in trailing twelve month OIBDA. Just as remarkable, cash flow generation surged by almost 30% in 2018. This increasing level of cash generated by the business allowed us to make a further EUR 60 million debt repayment last week, adding to the now nearly $440 million reduction in gross debt over the last 18 months. With expectations of further strong growth in profitability and run-rate debt service obligations now less than $27 million annually, we start 2019 in a significantly better financial position than at any point in CME's history."

Christoph Mainusch, co-Chief Executive Officer, added: "We couldn't be happier with the results of our operations and strength of the business. Strong TV ad markets and a second consecutive year of double digit growth in carriage fees and subscription revenues have improved both profitability and our financial position. Production of original local content remains a key pillar of our strategy. It is an important factor in attracting large audiences not just on television, but also on other non-linear sources of entertainment. We believe growth in TV ad revenues in 2019 will be supplemented by a higher proportion of income from other sources."

In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow, unlevered free cash flow and constant currency percentage movements. Please see “Non-GAAP Financial Measures” below for additional information, including definitions and reconciliations to US GAAP financial measures.

- continued -

Consolidated results for the years ended December 31, 2018 and 2017 were:

	RESULTS
(US$ 000's, except per share data)	For the Year Ended December 31,
	2018	2017	% Actual	% Lfl (1)
Net revenues	$703,906	$642,868	9.5%	5.3%
Operating income	177,587	139,914	26.9%	25.1%
Operating margin	25.2%	21.8%	3.4 p.p.	4.0 p.p.
OIBDA	222,674	179,767	23.9%	20.9%
OIBDA margin	31.6%	28.0%	3.6 p.p.	4.0 p.p.
Income from continuing operations	97,065	51,063	90.1%	96.5%
Income from continuing operations per share - basic	0.27	0.16	68.8%	77.1%
Income from continuing operations per share - diluted	$0.25	$0.12	108.3%	114.3%

Consolidated results for the three months ended December 31, 2018 and 2017 were:

	RESULTS
(US$ 000's, except per share data)	For the Three Months Ended December 31,
	2018	2017	% Actual	% Lfl (1)
Net revenues	$228,251	$221,280	3.2%	7.2%
Operating income	80,792	65,535	23.3%	28.1%
Operating margin	35.4%	29.6%	5.8 p.p.	5.8 p.p.
OIBDA	90,738	76,417	18.7%	23.4%
OIBDA margin	39.8%	34.5%	5.3 p.p.	5.3 p.p.
Income from continuing operations	56,025	40,710	37.6%	43.4%
Income from continuing operations per share - basic	0.15	0.14	7.1%	8.0%
Income from continuing operations per share - diluted	$0.15	$0.11	36.4%	42.3%
(1)% Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its full year and fourth quarter results on Wednesday, February 6, 2019 at 9:00 a.m. New York time (2:00 p.m. London time and 3:00 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1-734-385-2616 ten minutes prior to the start time and reference conference ID 3597393. The conference call will be audio webcasted live via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors” in CME's Annual Report on Form 10-K for the period ended December 31, 2018 as well as the following: the effect of changes in global and regional economic conditions including as a result of the quantitative easing program implemented by the European Central Bank; the economic, political and monetary impacts of Brexit; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; our ability to refinance our existing indebtedness; the extent to which our debt service obligations and covenants may restrict our business; our exposure to additional tax liabilities as well as liabilities resulting from regulatory or legal proceedings initiated against us; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in our television businesses, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; and changes in the political and regulatory environments where we operate and in the application of relevant laws and regulations.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Annual Report on Form 10-K for the year ended December 31, 2018. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission on February 6, 2019.
We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company operating leading businesses in five Central and Eastern European markets with an aggregate population of approximately 45 million people. CME's operations broadcast 30 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring), the Czech Republic (Nova, Nova 2, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Nova Action and Nova Gold), Romania (PRO TV, PRO 2, PRO X, PRO GOLD, PRO CINEMA, PRO TV International and PRO TV Chisinau), the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto) and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)

	For the Year Ended
	December 31,
	2018	2017
Net revenues	$703,906	$642,868
Operating expenses:
Content costs	309,439	293,728
Other operating costs	56,731	55,924
Depreciation of property, plant and equipment	32,933	31,261
Amortization of broadcast licenses and other intangibles	9,002	8,592
Cost of revenues	408,105	389,505
Selling, general and administrative expenses	118,214	113,449
Operating income	177,587	139,914
Interest expense	(49,106)	(83,188)
Loss on extinguishment of debt	(415)	(101)
Other non-operating (expense) / income, net	(3,173)	16,942
Income before tax	124,893	73,567
Provision for income taxes	(27,828)	(22,504)
Income from continuing operations	97,065	51,063
Income / (loss) from discontinued operations, net of tax	60,548	(1,636)
Net income	157,613	49,427
Net loss attributable to noncontrolling interests	79	341
Net income attributable to CME Ltd.	$157,692	$49,768

PER SHARE DATA:
Net income / (loss) per share:
Continuing operations — basic	$0.27	$0.16
Continuing operations — diluted	0.25	0.12
Discontinued operations — basic	0.18	(0.01)
Discontinued operations — diluted	0.17	0.00
Attributable to CME Ltd. — basic	0.45	0.15
Attributable to CME Ltd. — diluted	$0.42	$0.12

Weighted average common shares used in computing per share amounts (000's):
Basic	230,562	155,846
Diluted	257,694	236,404

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Three Months Ended
	December 31,
	2018	2017
Net revenues	$228,251	$221,280
Operating expenses:
Content costs	90,102	92,109
Other operating costs	14,802	15,809
Depreciation of property, plant and equipment	7,783	8,639
Amortization of broadcast licenses and other intangibles	2,163	2,243
Cost of revenues	114,850	118,800
Selling, general and administrative expenses	32,609	36,945
Operating income	80,792	65,535
Interest expense	(8,900)	(18,775)
Other non-operating (expense) / income, net	(2,444)	3,684
Income before tax	69,448	50,444
Provision for income taxes	(13,423)	(9,734)
Income from continuing operations	56,025	40,710
Income from discontinued operations, net of tax	—	126
Net income	56,025	40,836
Net income attributable to noncontrolling interests	(195)	(193)
Net income attributable to CME Ltd.	$55,830	$40,643

PER SHARE DATA:
Net income per share:
Continuing operations — basic	$0.15	$0.14
Continuing operations — diluted	0.15	0.11
Discontinued operations — basic	—	0.00
Discontinued operations — diluted	—	0.00
Attributable to CME Ltd. — basic	0.15	0.14
Attributable to CME Ltd. — diluted	$0.15	$0.11

Weighted average common shares used in computing per share amounts (000's):
Basic	264,080	156,637
Diluted	264,902	241,680

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)

	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$62,031	$58,748
Other current assets	312,062	302,798
Current assets held for sale	—	59,693
Total current assets	374,093	421,239
Property, plant and equipment, net	117,604	119,349
Goodwill and other intangible assets, net	984,256	1,070,563
Other non-current assets	12,408	16,904
Total assets	$1,488,361	$1,628,055

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$120,468	$160,072
Current portion of long-term debt and other financing arrangements	5,545	3,269
Other current liabilities	13,679	9,349
Current liabilities held for sale	—	14,256
Total current liabilities	139,692	186,946
Long-term portion of long-term debt and other financing arrangements	782,685	1,086,111
Other non-current liabilities	67,293	96,175
Total liabilities	989,670	1,369,232

Series B Convertible Redeemable Preferred Stock	269,370	264,593

EQUITY
Common Stock	20,228	11,639
Additional paid-in capital	2,003,518	1,905,779
Accumulated deficit	(1,578,076)	(1,735,768)
Accumulated other comprehensive loss	(216,650)	(187,438)
Total CME Ltd. shareholders' equity / (deficit)	229,020	(5,788)
Noncontrolling interests	301	18
Total equity / (deficit)	229,321	(5,770)
Total liabilities and equity	$1,488,361	$1,628,055

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)

	For the Year Ended
	December 31,
	2018	2017
Net cash generated from continuing operating activities	$109,024	$93,301
Net cash used in continuing investing activities	(24,540)	(27,947)
Net cash used in continuing financing activities	(182,362)	(58,439)
Net cash generated from / (used in) discontinued operations	102,566	(141)
Impact of exchange rate fluctuations on cash and cash equivalents	(1,405)	11,020
Net increase in cash and cash equivalents	$3,283	$17,794

Supplemental disclosure of cash flow information:
Cash paid for interest (including mandatory cash-pay guarantee fees)	$43,350	$47,197
Cash paid for guarantee fees previously paid in kind	27,328	—
Cash paid for guarantee fees that may be paid in kind	812	8,343
Cash paid for income taxes, net of refunds	$28,365	$15,143

Supplemental disclosure of non-cash items:
Interest and related guarantee fees paid in kind	$3,783	$23,331
Accretion on Series B Convertible Redeemable Preferred Stock	$4,777	$9,694

Segment Data
We manage our business on a geographical basis, with five reporting segments: Bulgaria, the Czech Republic, Romania, the Slovak Republic and Slovenia. These segments reflect how CME Ltd.’s operating performance is evaluated by our chief operating decision makers, who we have identified as our co-Chief Executive Officers, how operations are managed by segment managers, and the structure of our internal financial reporting.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. From January 1, 2018, stock-based compensation and certain operating costs incurred on behalf of our segments at the corporate level have been allocated to our segments for purposes of evaluating their performance. Prior period information has been recast to conform to the current period presentation. Intersegment revenues and profits have been eliminated in consolidation.

Below are tables showing our net revenues and OIBDA by segment for the three and twelve months ended December 31, 2018 and 2017:

	For the Year Ended December 31,
(US $000's)	2018	2017	%Act	%Lfl (1)
Net revenues
Bulgaria	$84,593	$77,341	9.4%	5.3%
Czech Republic	233,991	209,041	11.9%	5.6%
Romania	201,505	191,244	5.4%	3.2%
Slovak Republic	106,834	97,721	9.3%	5.5%
Slovenia	79,587	68,696	15.9%	12.0%
Intersegment revenues	(2,604)	(1,175)	NM (2)	NM (2)
Total net revenues	$703,906	$642,868	9.5%	5.3%

	For the Three Months Ended December 31,
(US $000's)	2018	2017	%Act	%Lfl (1)
Net revenues
Bulgaria	$25,385	$25,223	0.6%	4.2%
Czech Republic	75,940	73,515	3.3%	7.7%
Romania	64,822	63,261	2.5%	6.8%
Slovak Republic	36,244	34,373	5.4%	9.1%
Slovenia	26,104	25,136	3.9%	7.5%
Intersegment revenues	(244)	(228)	NM (2)	NM (2)
Total net revenues	$228,251	$221,280	3.2%	7.2%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

	For the Year Ended December 31,
(US $000's)	2018	2017	%Act	%Lfl (1)
OIBDA
Bulgaria	$21,620	$16,241	33.1%	33.0%
Czech Republic	94,576	82,652	14.4%	9.2%
Romania	85,737	73,418	16.8%	14.0%
Slovak Republic	27,941	23,845	17.2%	16.2%
Slovenia	22,516	14,263	57.9%	57.9%
Elimination	34	(3)	NM (2)	NM (2)
Total Operating Segments	252,424	210,416	20.0%	16.7%
Corporate	(29,750)	(30,649)	2.9%	7.8%
Total OIBDA	$222,674	$179,767	23.9%	20.9%

	For the Three Months Ended December 31,
(US $000's)	2018	2017	%Act	%Lfl (1)
OIBDA
Bulgaria	$8,536	$9,573	(10.8)%	(7.7)%
Czech Republic	35,567	34,131	4.2%	8.6%
Romania	27,041	21,628	25.0%	30.1%
Slovak Republic	17,900	12,879	39.0%	44.1%
Slovenia	10,506	8,788	19.5%	23.9%
Elimination	16	(42)	NM (2)	NM (2)
Total Operating Segments	99,566	86,957	14.5%	19.0%
Corporate	(8,828)	(10,540)	16.2%	12.7%
Total OIBDA	$90,738	$76,417	18.7%	23.4%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Non-GAAP Financial Measures
In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow and unlevered free cash flow. We believe that each of these metrics is useful to investors for the reasons outlined below. Non-GAAP financial measures may not be comparable to similar measures reported by other companies. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, US GAAP financial measures.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. We believe OIBDA is useful to investors because it provides a meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA and unlevered free cash flow are also used as components in determining management bonuses.
OIBDA includes amortization and impairment of program rights and is calculated as operating income / loss before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our co-Chief Executive Officers when evaluating our performance. From January 1, 2018, stock-based compensation and certain operating costs incurred on behalf of our segments at the corporate level have been allocated to our segments for purposes of evaluating their performance. Our key performance measure of the efficiency of our consolidated operations and our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues.
Following a repricing of our Guarantee Fees in March 2017 and April 2018, we pay interest and related Guarantee Fees on our outstanding indebtedness in cash. In addition to this obligation to pay Guarantee Fees in cash, we expect to use cash generated by the business to pay certain Guarantee Fees that were previously paid in kind. These cash payments are all reflected in free cash flow; accordingly we believe unlevered free cash flow, defined as free cash flow before cash payments for interest and Guarantee Fees, best illustrates the cash generated by our operations when comparing periods. We define free cash flow as net cash generated from continuing operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excluding the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our co-Chief Executive Officers when evaluating performance.
For additional information regarding our business segments, see Part II, Item 8, Note 20, "Segment Data" in our Form 10-K.
While our reporting currency is the dollar, our consolidated revenues and costs are divided across a range of European currencies and CME Ltd.’s functional currency is the Euro. Given the significant movement of the currencies in the markets in which we operate against the dollar, we believe that it is useful to provide percentage movements based on actual (“% Act”) percentage movements, which includes the effect of foreign exchange, as well as like-for-like percentage movements (“% Lfl”). The like-for-like percentage movement references reflect the impact of applying the current period average exchange rates to the prior period revenues and costs. Since the difference between like-for-like and actual percentage movements is solely the impact of movements in foreign exchange rates, our discussion in this release includes constant currency percentage movements in order to highlight those factors influencing operational performance. The incremental impact of foreign exchange rates is presented in the tables accompanying such analysis.

	For the Year		For the Three Months
(US $000's)	Ended December 31,		Ended December 31,
(unaudited)	2018	2017	2018	2017
Operating income	$177,587	$139,914	$80,792	$65,535
Depreciation of property, plant and equipment	32,933	31,261	7,783	8,639
Amortization of intangible assets	9,002	8,592	2,163	2,243
Other items (3)	3,152	—	—	—
Total OIBDA	$222,674	$179,767	$90,738	$76,417
(3) Other items consists solely of expense related to the accelerated vesting of RSUs with performance conditions in accordance with the terms of the corresponding award agreement following the completion of sale of the Company's Croatian operations on such date.

	For the Year Ended December 31,
	2018	2017
Net cash generated from continuing operating activities	$109,024	$93,301
Capital expenditure, net of proceeds from disposals	(24,540)	(27,947)
Free cash flow	84,484	65,354
Cash paid for interest (including mandatory cash-pay guarantee fees)	43,350	47,197
Cash paid for guarantee fees previously paid in kind	27,328	—
Cash paid for guarantee fees that may be paid in kind	812	8,343
Unlevered free cash flow	$155,974	$120,894